UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

CINCINNATI BELL INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8519	31-1056105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (513) 397-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CBB	New York Stock Exchange
Depositary Shares, each representing 1/20 interest in a Share of 6 ¾% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Cincinnati Bell Inc., (the “Company”), was held on September 24, 2020. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.

Proposal 1 - Election of Directors

The shareholders voted to elect the following ten (10) directors to serve a one-year term expiring in 2021:

	FOR	AGAINST	ABSTAIN	BROKER
				NON-VOTE

Meredith J. Ching	33,005,197	122,244	64,028	5,365,191
Walter A. Dods, Jr.	32,950,343	169,948	71,178	5,365,191
John W. Eck	33,036,286	89,873	65,310	5,365,191
Leigh R. Fox	32,828,552	354,101	8,816	5,365,191
Jakki L. Haussler	32,584,162	593,661	13,646	5,365,191
Craig F. Maier	32,584,687	545,115	61,667	5,365,191
Russel P. Mayer	33,037,108	96,017	58,344	5,365,191
Theodore H. Torbeck	32,834,116	347,079	10,274	5,365,191
Lynn A. Wentworth	32,600,555	570,652	20,262	5,365,191
Martin J. Yudkovitz	33,000,121	122,107	69,241	5,365,191

Proposal 2 - Executive Compensation - “Say-on-Pay”

The shareholders voted as follows to provide non-binding advisory approval of the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER

			NON-VOTE

32,619,953	545,598	25,918	5,365,191

Proposal 3 - Ratification of Auditor

The shareholders voted as follows to ratify the Company’s Audit and Finance Committee’s appointment of its independent registered public accounting firm for 2020:

FOR	AGAINST	ABSTAIN

38,076,428	464,816	15,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: September 25, 2020	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

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